Exhibit 99.1

The First Bancshares, Inc. Reports Results for First Quarter ended March 31, 2023; Increases Quarterly Dividend 5%

HATTIESBURG, Miss.--(BUSINESS WIRE)--April 26, 2023--The First Bancshares, Inc. (“FBMS” or “the Company”) (NASDAQ: FBMS), holding company for The First Bank, (www.thefirstbank.com) reported today financial results for the quarter ended March 31, 2023.

Highlights:

  Effective January 1, 2023, the Company closed its acquisition of Heritage Southeast Bancorporation, Inc., parent company of Heritage Southeast Bank (“Heritage Bank”) based in Jonesboro, Georgia. Heritage Bank increased the Company’s presence in Southern Georgia as well as provided entry into the fast growing markets of Atlanta and Savannah, Georgia and Jacksonville, Florida. Heritage Bank added approximately $1.6 billion of assets and twenty four locations.
  During the quarter, the Company completed the systems conversion related to the acquisition of Heritage Bank.
  Net income available to common shareholders totaled $16.3 million for the quarter ended March 31, 2023, representing no change when compared to $16.3 million for the quarter ended December 31, 2022. Several one-time items primarily related to the merger are detailed in the tables located in the appendix of this release.
  Excluding one-time items detailed in the tables located in the appendix of this release, net earnings available to common shareholders, operating (non-GAAP) increased $9.9 million, or 57.8% to $27.1 million for the quarter ended March 31, 2023 as compared to $17.2 million for the quarter ended December 31, 2022.
  Total loans, excluding Heritage Bank acquired loans, increased 1.0% for the quarter representing net growth of $36.7 million, or 4.0% on an annualized basis, as compared to the quarter ended December 31, 2022.
  Net interest margin increased 32 bps to 3.63% for the quarter ended March 31, 2023 from 3.31% for the quarter ended December 31, 2022.
  Recorded initial purchase accounting adjustments related to the Heritage Bank merger including goodwill of $91.4 million, core deposit intangible of $43.7 million and Current Expected Credit Losses (“CECL”) day one provision for credit losses and unfunded commitments of $10.7 million. Merger related expenses were recorded in the amount of $3.8 million.
  For additional information, see the investor presentation filed and available under presentations and press releases included in the investor relations section of the Company’s website: www.thefirstbank.com.

M. Ray “Hoppy” Cole, President and Chief Executive Officer, commented, “Our company produced another strong quarter as we enjoy significantly increased operating earnings associated with our two recent acquisitions and the remix of our earning assets away from the bond portfolio into new loans.

“An 18 basis point improvement in our core net interest margin, the realization of additional cost saves associated with the Beach transaction and the closing of the Heritage transaction combined to produce an annualized ROAA of 1.36%, an annualized ROTCE of 20.13% on an efficiency ratio of 53% during the first quarter, giving us an outstanding start for the year.

“Our company continues to operate with a relatively low loan to deposit ratio of 73%, ample liquidity, a well-diversified granular deposit base and a strong capital position. Even with the volatility within the industry and the uncertainty of the economic cycle, we remain optimistic about the tailwinds we enjoy from our recent expansion in terms of operating returns and the new markets we added for additional growth.”

Quarterly Earnings

Net income available to common shareholders totaled $16.3 million for the quarter ended March 31, 2023, representing no change when compared to $16.3 million for the quarter ended December 31, 2022.

Excluding one-time items detailed in the tables included with this press release, net earnings available to common shareholders, operating (non-GAAP) increased $9.9 million, or 57.8%, to $27.1 million for quarter ended March 31, 2023 as compared to $17.2 million for the quarter ended December 31, 2022. The increase in net earnings available to common shareholders resulted in part from the acquisitions of Beach Bank and Heritage Bank.

The Company recorded a provision for credit losses of $11.0 million for the quarter ended March 31, 2023 and $0.7 million for the quarter ended December 31, 2022. The $11.0 million provision in respect of the quarter ended March 31, 2023 included $10.7 million for the CECL day 1 provision for credit losses and unfunded commitments attributable to the acquired Heritage Bank loans.

Earnings Per Share

For the first quarter of 2023, fully diluted earnings per share were $0.52, compared to $0.67 for the fourth quarter of 2022 and $0.81 for the first quarter of 2022. The decrease in fully-diluted earnings per share when compared to the previous quarter was primarily attributable to expenses associated with the acquisitions as well as the additional shares issued for the acquisition of Heritage Bank.

Fully diluted earnings per share, operating (non-GAAP) were $0.86 for the first quarter of 2023 compared to $0.71 for the fourth quarter of 2022 and $0.72 for the first quarter of 2022.

Effective January 1, 2023, the Company issued 6,920,422 shares of its common stock in conjunction with the closing of the acquisition of Heritage Bank. Effective August 1, 2022, the Company issued 3,498,936 shares of its common stock in conjunction with the closing of the acquisition of Beach Bancorp, Inc. (“Beach Bank”).

Balance Sheet

Consolidated assets increased $1.556 billion to $8.017 billion at March 31, 2023 from $6.462 billion at December 31, 2022. The acquired Heritage Bank assets totaled $1.657 billion.

Total loans were $4.970 billion for the quarter ended March 31, 2023, as compared to $3.774 billion for the quarter ended December 31, 2022, and $2.970 billion for the quarter ended March 31, 2022, representing an increase of $1.196 billion, or 31.7%, for the sequential quarter comparison, and an increase of $2.000 billion, or 67.3%, for the prior year quarterly comparison. During January 2023, loans totaling $1.159 billion, net of purchase accounting adjustments, were recorded from the Heritage Bank acquisition. During August 2022, loans totaling $486.5 million, net of purchase accounting adjustments were recorded from the Beach Bank acquisition.

Excluding the acquired Heritage Bank loans, total loans increased $36.7 million, or 1.0% as compared to the quarter ended December 31, 2022, or 4.0% on an annualized basis.

Excluding the acquired Heritage Bank loans and Beach Bank loans, total loans increased $354.2 million, or 11.9% compared to the quarter ended March 31, 2022.

Total deposits were $6.668 billion for the quarter ended March 31, 2023, as compared to $5.494 billion for the quarter ended December 31, 2022, and $5.438 billion for the quarter ended March 31, 2022, representing an increase of $1.174 billion, or 21.4%, for the sequential quarter comparison, and an increase of $1.230 million, or 22.6%, for the prior year quarterly comparison. During January 2023, deposits totaling $1.392 billion, net of purchase accounting adjustments, were acquired in the Heritage Bank acquisition. During August 2022, deposits totaling $490.6 million, net of purchase accounting adjustments, were acquired in the Beach Bank acquisition.

Excluding the deposits acquired of Heritage Bank, deposits decreased $218.8 million, or 3.2% for the prior quarter comparison. Brokered certificate of deposits in the amount of $77.4 million matured during the quarter. Additionally public fund deposits increased $121.9 million during the quarter resulting in approximately $260 million in total deposit runoff during the quarter.

Book value per share increased to $28.58 at March 31, 2023 from $26.92 at December 31, 2022.

Tangible book value per share (non-GAAP) decreased to $17.49 at March 31, 2023 from $17.97 at December 31, 2022. This decrease was the result of increased common shares outstanding, increased goodwill and other intangibles which was partially offset by the change in accumulated other comprehensive income (loss) as well as earnings net of dividends for the quarter. The balance in accumulated other comprehensive income (loss) improved $18.2 million to $130.8 million at March 31, 2023 from $149.0 million at December 31, 2022.

Asset Quality

Nonperforming assets totaled $22.5 million at March 31, 2023, an increase of $4.7 million compared to $17.7 million at December 31, 2022 and a decrease of $5.1 million compared to $27.6 million at March 31, 2022. Nonperforming assets related to the acquisition of Heritage Bank totaled $3.8 million.

Nonaccrual loans totaled $17.3 million, an increase of $4.7 million as compared to December 31, 2022 and a decrease of $7.4 million as compared to March 31, 2022. During the quarter ended September 30, 2022, one large relationship with a balance of $10.2 million was upgraded to accrual status.

The ratio of the allowance for credit losses (ACL) to total loans was 1.06% at March 31, 2023, 1.03% at December 31, 2022 and 1.06% at March 31, 2022. The ratio of annualized net charge-offs (recoveries) to total loans was 0.01% for the quarter ended March 31, 2023 compared to 0.004% for the quarter ended December 31, 2022 and (0.12%) for the quarter ended March 31, 2022.

First Quarter 2023 vs Fourth Quarter 2022 Earnings Comparison

Net income available to common shareholders for the first quarter of 2023 remained flat when compared to $16.3 million for the fourth quarter of 2022.

Excluding one-time items detailed in the tables included with this press release, net earnings available to common shareholders, operating (non-GAAP) increased $9.9 million, or 57.8%, to $27.1 million for quarter ended March 31, 2023 as compared to $17.2 million for the quarter ended December 31, 2022. The increase in net earnings available to common shareholders resulted in part from the acquisitions of Beach Bank and Heritage Bank.

Net interest income for the first quarter of 2023 was $64.9 million as compared to $47.9 million for the fourth quarter of 2022, an increase of $17.0 million. The increase was largely due to the acquisition of Heritage Bank.

First quarter 2023 net interest margin of 3.63% included 21 basis points related to purchase accounting adjustments compared to 3.31% for the fourth quarter in 2022, which included 9 basis points related to purchase accounting adjustments.

Investment securities totaled $1.962 billion, or 24.5% of total assets at March 31, 2023, compared to $1.983 billion, or 30.7% of total assets at December 31, 2022. The average balance of investment securities decreased $51.7 million in sequential-quarter comparison. The average yield on investment securities increased 3 basis points to 2.31% from 2.28% in sequential-quarter comparison. The investment portfolio had a net unrealized loss of $137.6 million at March 31, 2023 as compared to a net unrealized loss of $161.2 million at December 31, 2022.

The average yield on all earning assets increased in sequential-quarter comparison from 4.00% to 4.49%. Interest expense on average interest bearing liabilities increased 25 basis points from 0.99% for the fourth quarter of 2022 to 1.24% for the first quarter of 2023.

Cost of all deposits averaged 72 basis points for the first quarter of 2023 compared to 57 basis points for the fourth quarter of 2022. This increase was a result of rising interest rates and increased competition for deposits.

Non-interest income increased $4.5 million from $8.1 million to $12.6 million in the sequential-quarter comparison, attributable to increases in service charges on deposit accounts of $1.4 million and interchange fee income of $1.4 million.

Non-interest expense for the first quarter of 2023 was $45.7 million compared to $35.0 million for the fourth quarter of 2022, an increase of $10.6 million, largely attributed to the increase in acquisition charges of $2.6 million as well as expenses related to the operations of Beach Bank and Heritage Bank of $7.9 million.

First Quarter 2023 vs. First Quarter 2022 Earnings Comparison

Net income available to common shareholders for the first quarter of 2023 totaled $16.3 million compared to $16.8 million for the first quarter of 2022, a decrease of $0.6 million or 3.3%.

Excluding one-time items detailed in the tables included with this press release, net earnings available to common shareholders, operating (non-GAAP) increased $12.1 million, or 81.0%, to $27.1 million for quarter ended March 31, 2023 as compared to $15.0 million for the quarter ended March 31, 2022.

Net interest income for the first quarter of 2023 was $64.9 million, an increase of $26.3 million or 68.0% when compared to the first quarter of 2022. FTE net interest income (non-GAAP) totaled $65.9 million and $39.5 million for the first quarter of 2023 and 2022, respectively. Purchase accounting adjustments increased $2.7 million for the first quarter comparisons. The increase was largely due to increased interest rates as well as the acquisitions of Beach Bank and Heritage Bank.

First quarter of 2023 net interest margin was 3.63% which included 21 basis points related to purchase accounting adjustments compared to 2.67% for the same quarter in 2022, which included 6 basis points related to purchase accounting adjustments. Excluding the purchase accounting adjustments, the core net interest margin (non-GAAP) increased 74 basis point in prior year quarterly comparison primarily due to an increase in average loans as well as interest rate increases.

Non-interest income increased $1.5 million for the first quarter of 2023 as compared to the first quarter of 2022. This increase was attributable to increases in service charges on deposit accounts and interchange fee income of $2.9 million and partially offset by a decrease of $0.6 million in mortgage income.

First quarter 2023 non-interest expense was $45.7 million, an increase of $17.1 million, or 59.7% as compared to the first quarter of 2022. For the first quarter of 2023, charges related to the ongoing operations of Beach Bank and Heritage Bank totaled $12.7 million.

Investment securities totaled $1.962 billion, or 24.5% of total assets at March 31, 2023, compared to $1.986 billion, or 32.1% of total assets at March 31, 2022. For the first quarter of 2023 compared to the first quarter of 2022, the average balance of investment securities increased $131.0 million. The average yield on investment securities increased 50 basis points to 2.31% from 1.81% in the prior year quarterly comparison. The investment portfolio had a net unrealized loss of $137.6 million at March 31, 2023 as compared to a net unrealized loss of $92.2 million at March 31, 2022.

The average yield on all earnings assets increased 147 basis points in prior year quarter comparison, from 3.02% for the first quarter of 2022 to 4.49% for the first quarter of 2023. Interest expense on average interest bearing liabilities increased 82 basis points from 0.42% for the first quarter of 2022 to 1.24% for the first quarter of 2023.

Cost of all deposits averaged 72 basis points for the first quarter of 2023 compared to 17 basis points for the first quarter of 2022. This increase was a result of rising interest rates and increased competition for deposits.

Declaration of Cash Dividend

The Company announced that its Board of Directors declared a cash dividend of $0.22 per share, a 5% increase over previous quarter, to be paid on its common stock on May 24, 2023 to shareholders of record as of the close of business on May 8, 2023.

Conference Call

The Company will host a conference call for analysts and investors to discuss the Company’s financial results at 10:00 a.m. Central Time on Thursday, April 27, 2023. Investors and analysts may participate by clicking on the Participant Conference Link: https://register.vevent.com/register/BI24f86c11813b4dd9a868c4c810de94bc. An audio archive of the conference call along with the transcript will be available within 24-48 hours after the call and placed in the Investor Relations section of our website.

About The First Bancshares, Inc.

The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First Bank (“The First”). Founded in 1996, The First has operations in Mississippi, Louisiana, Alabama, Florida and Georgia. The Company’s stock is traded on the NASDAQ Global Market under the symbol FBMS. Information is available on the Company’s website: www.thefirstbank.com.

Non-GAAP Financial Measures

Our accounting and reporting policies conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of our performance. This press release includes pre-tax, pre-provision operating earnings, FTE net interest income, FTE net interest margin, core net interest margin, average tax equivalent yield on investment securities, FTE average yield on all earning assets, total tangible common equity, tangible book value per common share, net earnings available to common shareholders, operating, diluted earnings per share, operating efficiency ratio, operating and certain ratios derived from these non-GAAP financial measures. The Company believes that the non-GAAP financial measures included in this press release allow management and investors to understand and compare results in a more consistent manner for the periods presented in this press release. Non-GAAP financial measures should be considered supplemental and not a substitute for the Company’s results reported in accordance with GAAP for the periods presented, and other bank holding companies may define or calculate these measures differently. These non-GAAP financial measures should not be considered in isolation and do not purport to be an alternative to net income, earnings per share, net interest income, book value, net interest margin, common equity, net earnings available to common shareholders, diluted earnings per share, efficiency ratio, average yield on investment securities, average yield on all earning assets, or other GAAP financial measures as a measure of operating performance. A reconciliation of these non-GAAP financial measures to the most comparable GAAP measure is provided in this press release following the Condensed Consolidated Financial Information (unaudited).

Forward Looking Statements

This news release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

All statements other than statements of historical fact are forward-looking statements. Such statements can generally be identified by such words as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential,” “positioned” and other similar words and expressions of the future or otherwise regarding the outlook for the Company’s future business and financial performance and/or the performance of the banking industry and economy in general. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risk and uncertainties which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. Factors that might cause such differences include, but are not limited to: (1) competitive pressures among financial institutions increasing significantly; (2) prevailing, or changes in, economic or political conditions, either nationally or locally, particularly in areas in which the Company conducts operations, including the effects of declines in the real estate market, high unemployment rates, inflationary pressure, elevated interest rates and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing; (3) interest rate risk, including the effects of rising interest rates; (4) developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance; (5) changes in applicable laws, rules, or regulations; (6) risks related to the Company’s recently completed and pending acquisitions, including that the anticipated benefits from the recently completed acquisitions are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions or other unexpected factors or events; (7) changes in management’s plans for the future; (8) credit risk associated with our lending activities; (9) changes in loan demand, real estate values, or competition; (10) changes in accounting principles, policies, or guidelines; (11) adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs related to the COVID-19 pandemic and related variants; (12) higher inflation and its impacts; (13) significant turbulence or disruption in the capital or financial markets and the effect of a fall in stock market prices on our investment securities; (14) potential impacts of the recent adverse developments in the banking industry highlighted by high-profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; (15) the effects of war or other conflicts including the impacts relating to or resulting from Russia’s military action in Ukraine; and (16) other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services.

These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K and in other filings we make with the SEC, which are available on the SEC’s website, http://www.sec.gov. Undue reliance should not be placed on forward-looking statements. The Company disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (Dollars in thousands except per share data)
EARNINGS DATA	Quarter Ended 3/31/23	Quarter Ended 12/31/22	Quarter Ended 9/30/22	Quarter Ended 6/30/22	Quarter Ended 3/31/22
Total Interest Income	$80,338	$57,923	$53,874	$45,847	$42,741
Total Interest Expense	15,412	10,002	4,726	3,746	4,102
Net Interest Income	64,926	47,921	49,148	42,101	38,639
Net Interest Income excluding PPP Fee Income	64,718	47,899	48,986	41,563	37,643
FTE net interest income*	65,924	48,916	50,122	43,042	39,459
Provision for credit losses	11,000	705	4,300	600	-
Non-interest income	12,612	8,131	9,022	8,664	11,157
Non-interest expense	45,670	35,040	35,903	30,955	28,590
Earnings before income taxes	20,868	20,307	17,967	19,210	21,206
Income tax expense	4,597	4,012	3,924	3,457	4,377
Net income available to common shareholders	$16,271	$16,295	$14,043	$15,753	$16,829

PER COMMON SHARE DATA
Basic earnings per share	$0.52	$0.68	$0.61	$0.77	$0.81
Diluted earnings per share	0.52	0.67	0.61	0.76	0.81
Diluted earnings per share, operating*	0.86	0.71	0.85	0.80	0.72
Quarterly dividends per share	.21	.20	.19	.18	.17
Book value per common share at end of period	28.58	26.92	25.86	27.30	28.82
Tangible book value per common share at period end*	17.49	17.97	16.93	18.32	19.79
Market price at end of period	25.83	32.01	29.87	28.60	33.66
Shares outstanding at period end	31,364,973	24,025,762	24,028,120	20,529,124	20,484,830
Weighted average shares outstanding:
Basic	31,309,458	24,027,189	22,861,795	20,507,451	20,697,946
Diluted	31,541,213	24,168,544	22,979,529	20,615,928	20,846,997

AVERAGE BALANCE SHEET DATA
Total assets	$8,003,254	$6,446,521	$6,372,872	$6,112,241	$6,202,669
Loans and leases	4,975,663	3,749,561	3,492,110	3,013,228	2,945,877
Total deposits	6,816,473	5,515,713	5,503,040	5,347,415	5,361,480
Total common equity	868,995	617,049	630,744	593,410	666,561
Total tangible common equity*	538,903	408,365	424,873	408,855	480,922

SELECTED RATIOS
Annualized return on avg assets (ROA)	0.81%	1.01%	0.88%	1.03%	1.09%
Annualized return on avg assets, operating*	1.36%	1.07%	1.23%	1.08%	0.97%
Annualized pre-tax, pre-provision, operating*	1.78%	1.38%	1.63%	1.36%	1.24%
Annualized return on avg common equity, operating*	12.48%	11.14%	12.46%	11.12%	8.99%
Annualized return on avg tangible common equity, oper*	20.13%	16.83%	18.49%	16.14%	12.46%
Average loans to average deposits	72.99%	67.98%	63.46%	56.35%	54.95%
FTE Net Interest Margin*	3.69%	3.37%	3.50%	3.09%	2.78%
Efficiency Ratio	58.15%	61.42%	60.70%	59.87%	56.48%
Efficiency Ratio, operating*	53.32%	59.34%	54.55%	57.66%	58.37%
*See reconciliation of Non-GAAP financial measures

CREDIT QUALITY
Allowance for credit losses (ACL) as a % of total loans	1.06%	1.03%	1.03%	1.04%	1.06%
Nonperforming assets to tangible equity + ACL	3.73%	3.76%	6.01%	6.41%	6.31%
Nonperforming assets to total loans + OREO	0.45%	0.47%	0.72%	0.84%	0.93%
Annualized QTD net charge-offs (recoveries) to total loans	0.01%	0.004%	(0.04%)	(0.04%)	(0.12%)

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands)
BALANCE SHEET	Mar 31, 2023	Dec 31, 2022	Sept 30, 2022	June 30, 2022	Mar 31, 2022
Assets
Cash and cash equivalents	$333,491	$145,315	$163,841	$356,771	$802,613
Securities available for sale	1,249,791	1,257,101	1,379,410	1,489,247	1,591,677
Securities held to maturity	678,161	691,484	593,553	593,154	372,062
Other investments	34,423	33,944	31,060	22,588	22,226
Total investment securities	1,962,375	1,982,529	2,004,023	2,104,989	1,985,965
Loans held for sale	4,073	4,443	2,225	6,703	8,213
Total loans	4,969,776	3,774,157	3,719,388	3,124,924	2,970,246
Allowance for credit losses	(52,450)	(38,917)	(38,356)	(32,400)	(31,620)
Loans, net	4,917,326	3,735,240	3,681,032	3,092,524	2,938,626
Premises and equipment	186,688	153,068	150,480	132,724	131,813
Other Real Estate Owned	5,066	4,832	10,328	1,985	2,835
Goodwill and other intangibles	347,777	214,890	214,708	184,323	185,104
Other assets	260,520	221,400	228,211	157,406	140,926
Total assets	$8,017,316	$6,461,717	$6,454,848	$6,037,425	$6,196,095

Liabilities and Shareholders’ Equity
Non-interest bearing deposits	$2,082,441	$1,630,203	$1,770,848	$1,658,288	$1,648,451
Interest-bearing deposits	4,585,515	3,864,201	3,780,450	3,647,909	3,789,333
Total deposits	6,667,956	5,494,404	5,551,298	5,306,197	5,437,784
Borrowings	250,000	130,100	90,000	-	-
Subordinated debentures	154,127	145,027	144,952	144,876	144,801
Other liabilities	48,806	45,523	47,127	25,900	23,117
Total liabilities	7,120,889	5,815,054	5,833,377	5,476,973	5,605,655
Total shareholders’ equity	896,427	646,663	621,471	560,452	590,440
Total liabilities and shareholders’ equity	$8,017,316	$6,461,717	$6,454,848	$6,037,425	$6,196,095

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands except per share data)
EARNINGS STATEMENT	Three Months Ended
	3/31/23	12/31/22	9/30/22	6/30/22	3/31/22
Interest Income:
Loans, including fees	$64,264	$45,583	$41,456	$34,058	$33,354
Investment securities	11,707	11,251	11,598	11,152	8,574
Accretion of purchase accounting adjustments	3,469	1,086	818	605	800
Other interest income	898	3	2	32	13
Total interest income	80,338	57,923	53,874	45,847	42,741
Interest Expense:
Deposits	12,183	7,206	2,863	1,923	2,302
Borrowings	959	1,015	92	-	-
Subordinated debentures	2,176	1,946	1,886	1,841	1,819
Accretion of purchase accounting adjustments	94	(165)	(115)	(18)	(19)
Total interest expense	15,412	10,002	4,726	3,746	4,102
Net interest income	64,926	47,921	49,148	42,101	38,639
Provision for credit losses	11,000	705	4,300	600	-
Net interest income after provision for credit losses	53,926	47,216	44,848	41,501	38,639

Non-interest Income:
Service charges on deposit accounts	3,657	2,277	2,219	2,038	2,040
Mortgage Income	633	625	1,221	1,227	1,230
Interchange Fee Income	4,498	3,093	3,310	3,102	3,197
Gain (Loss) on securities, net	-	-	1	(80)	(3)
Financial Assistance Award/Bank Enterprise Award/RRP Grant	-	-	-	171	702
Bargain Purchase Gain and (Loss) on Sale of Land	-	-	-	165	-
BOLI income from death proceeds	-	-	-	-	1,630
Other charges and fees	3,824	2,136	2,271	2,041	2,361
Total non-interest income	12,612	8,131	9,022	8,664	11,157

Non-interest expense:
Salaries and employee benefits	23,572	19,934	19,099	17,237	16,799
Occupancy expense	5,296	4,305	3,826	3,828	3,876
FDIC/OCC premiums	670	514	496	546	566
Marketing	158	135	50	122	86
Amortization of core deposit intangibles	2,402	1,309	1,227	1,064	1,064
Other professional services	1,068	971	1,256	768	563
Acquisition and charter conversion charges	3,793	1,190	3,640	1,172	408
Other non-interest expense	8,711	6,682	6,309	6,218	5,228
Total Non-interest expense	45,670	35,040	35,903	30,955	28,590
Earnings before income taxes	20,868	20,307	17,967	19,210	21,206
Income tax expense	4,597	4,012	3,924	3,457	4,377
Net income available to common shareholders	$16,271	$16,295	$14,043	$15,753	$16,829

Diluted earnings per common share	$0.52	$0.67	$0.61	$0.76	$0.81
Diluted earnings per common share, operating*	$0.86	$0.71	$0.85	$0.80	$0.72
*See reconciliation of Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands except per share data)
EARNINGS STATEMENT	Quarter to Date
	2023	2022
Interest Income:
Loans, including fees	$64,056	$32,358
PPP loan fee income	208	996
Investment securities	11,707	8,574
Accretion of purchase accounting adjustments	3,469	800
Other interest income	898	13
Total interest income	80,338	42,741
Interest Expense:
Deposits	12,183	2,302
Borrowings	959	-
Subordinated debentures	2,176	1,819
Amortization of purchase accounting adjustments	94	(19)
Total interest expense	15,412	4,102
Net interest income	64,926	38,639
Provision for credit losses	11,000	-
Net interest income after provision for credit losses	53,926	38,639

Non-interest Income:
Service charges on deposit accounts	3,657	2,040
Mortgage Income	633	1,230
Interchange Fee Income	4,498	3,197
Gain (loss) on securities, net	-	(3)
Financial Assistance Award/Bank Enterprise Award/RRP Grant	-	702
Bargain Purchase Gain and Loss on Sale of Fixed Assets	-	-
BOLI income from death proceeds	-	1,630
Other charges and fees	3,824	2,361
Total non-interest income	12,612	11,157

Non-interest expense:
Salaries and employee benefits	23,572	16,799
Occupancy expense	5,296	3,876
FDIC/OCC premiums	670	566
Marketing	158	86
Amortization of core deposit intangibles	2,402	1,064
Other professional services	1,068	563
Acquisition & charter conversion charges	3,793	408
Other non-interest expense	8,711	5,228
Total Non-interest expense	45,670	28,590
Earnings before income taxes	20,868	21,206
Income tax expense	4,597	4,377
Net income available to common shareholders	$16,271	$16,829

Diluted earnings per common share	$0.52	$0.81
Diluted earnings per common share, operating*	$0.86	$0.72
*See reconciliation of Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (Dollars in thousands)
COMPOSITION OF LOANS	Mar 31, 2023	Percent of Total	Dec 31, 2022	Sept 30, 2022	June 30, 2022	Mar 31, 2022	Percent of Total
Commercial, financial and agricultural	$750,371	15.1%	$506,907	$489,225	$379,363	$364,702	12.2%
Real estate – construction	691,285	13.9%	475,956	481,100	429,946	387,290	13.0%
Real estate – commercial	2,181,384	43.9%	1,626,066	1,595,944	1,319,821	1,249,203	41.9%
Real estate – residential	1,262,244	25.4%	1,094,204	1,082,488	932,268	911,568	30.6%
Lease Financing Receivable	2,056	0.0%	2,118	1,907	2,283	2,409	0.1%
Obligations of States & subdivisions	31,652	0.6%	26,143	25,757	20,784	15,842	0.5%
Consumer	50,784	1.0%	42,763	42,967	40,459	39,233	1.3%
Loans held for sale	4,073	0.1%	4,443	2,225	6,703	8,213	0.4%
Total loans	$4,973,849	100%	$3,778,600	$3,721,613	$3,131,627	$2,978,460	100%

COMPOSITION OF DEPOSITS	Mar 31, 2023	Percent of Total	Dec 31, 2022	Sept 30, 2022	June 30, 2022	Mar 31, 2022	Percent of Total
Non-interest bearing	$2,082,441	31.2%	$1,630,203	$1,770,848	$1,658,288	$1,648,451	30.3%
NOW and other	2,095,599	31.4%	1,769,699	1,786,213	1,790,980	1,885,145	34.7%
Money Market/Savings	1,678,609	25.2%	1,368,108	1,423,953	1,326,245	1,337,419	24.6%
Time Deposits of less than $250,000	562,240	8.4%	590,564	418,931	400,354	424,183	7.8%
Time Deposits of $250,000 or more	249,067	3.8%	135,830	151,353	130,330	142,539	2.6%
Total Deposits	$6,667,956	100%	$5,494,404	$5,551,298	$5,306,197	$5,437,737	100%

ASSET QUALITY DATA	Mar 31, 2023		Dec 31, 2022	Sept 30, 2022	June 30, 2022	Mar 31, 2022
Nonaccrual loans	$17,312		$12,591	$15,844	$23,678	$24,736
Loans past due 90 days and over	73		289	571	527	-
Total nonperforming loans	17,385		12,880	16,415	24,205	24,736
Other real estate owned	5,066		4,832	10,328	1,985	2,834
Total nonperforming assets	$22,451		$17,712	$26,743	$26,190	$27,570

Nonperforming assets to total assets	0.28%		0.27%	0.41%	0.43%	0.44%
Nonperforming assets to total loans + OREO	0.45%		0.47%	0.72%	0.84%	0.93%
ACL to nonperforming loans	301.70%		302.15%	233.66%	133.86%	127.83%
ACL to total loans	1.06%		1.03%	1.03%	1.04%	1.06%

Qtr-to-date net charge-offs (recoveries)	$142		$39	$(353)	$(329)	$(879)
Annualized QTD net chg-offs (recs) to loans	0.01%		0.004%	(0.04%)	(0.04%)	(0.12%)

FIRST BANCSHARES, INC and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(dollars in thousands)

Yield	Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended
Analysis	March 31, 2023			December 31, 2022			September 30, 2022			June 30, 2022			March 31, 2022
		Tax			Tax			Tax			Tax			Tax
	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/
	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate

Taxable securities	$1,565,623	$8,758	2.24%	$1,522,953	$8,312	2.18%	$1,612,066	$8,723	2.16%	$1,634,679	$8,372	2.05%	$1,413,523	$6,152	1.74%
Tax-exempt
securities	462,718	3,946	3.41%	453,651	3,934	3.47%	479,168	3,849	3.21%	492,405	3,721	3.02%	483,780	3,242	2.68%
Total investment
securities	2,028,341	12,704	2.51%	1,976,604	12,246	2.48%	2,091,234	12,572	2.40%	2,127,084	12,093	2.27%	1,897,303	9,394	1.98%
in other banks	146,663	898	2.45%	72,910	3	0.02%	143,867	2	0.01%	432,851	32	0.03%	825,877	13	0.01%
Loans	4,975,663	67,734	5.45%	3,749,561	46,670	4.98%	3,492,110	42,274	4.84%	3,013,228	34,663	4.60%	2,945,877	34,154	4.64%
Total Interest
earning assets	7,150,667	81,336	4.55%	5,799,075	58,919	4.06%	5,727,211	54,848	3.83%	5,573,163	46,788	3.36%	5,669,057	43,561	3.07%
Other assets	852,587			647,446			645,661			539,078			533,612
Total assets	$8,003,254			$6,446,521			$6,372,872			$6,112,241			$6,202,669

Interest-bearing
liabilities:
Deposits	$4,738,076	$12,277	1.04%	$3,801,632	$7,042	0.74%	$3,777,059	$2,748	0.29%	$3,706,711	$1,905	0.21%	$3,786,808	$2,283	0.24%
Borrowed Funds	77,098	959	4.98%	108,881	1,015	3.73%	13,261	92	0.00%	-	-		-	-	0.00%
Subordinated
debentures	155,084	2,176	5.61%	144,985	1,946	5.37%	144,910	1,886	5.21%	144,834	1,841	5.08%	144,759	1,819	5.03%
Total interest
bearing liabilities	4,970,258	15,412	1.24%	4,055,498	10,002	0.99%	3,935,230	4,726	0.48%	3,851,545	3,746	0.39%	3,931,567	4,102	0.42%
Other liabilities	2,164,001			1,773,974			1,806,898			1,667,286			1,604,541
Shareholders' equity	868,995			617,049			630,744			593,410			666,561
Total liabilities and
shareholders'
equity	$8,003,254			$6,446,521			$6,372,872			$6,112,241			$6,202,669

Net interest
income (FTE)*		$65,924	3.31%		$48,917	3.08%		$50,122	3.35%		$43,042	2.97%		$39,459	2.66%

Net interest margin (FTE)*			3.69%			3.37%			3.50%			3.09%			2.78%

Core net interest
margin*			3.47%			3.29%			3.44%			3.04%			2.73%

*See reconciliation for Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES Reconciliation of Non-GAAP Financial Measures (unaudited) (in thousands except per share data)
Three Months Ended
Per Common Share Data	Mar 31, 2023	Dec 31, 2022	Sept 30, 2022	June 30, 2022	Mar 31, 2022
Book value per common share	$28.58	$26.92	$25.86	$27.30	$28.82
Effect of intangible assets per share	11.09	8.95	8.93	8.98	9.03
Tangible book value per common share	$17.49	$17.97	$16.93	$18.32	$19.79

Diluted earnings per share	$0.52	$0.68	$0.61	$0.76	$0.81
Effect of acquisition and charter conversion charges	0.11	0.05	0.16	0.05	0.02
Tax on acquisition and charter conversion charges	(0.02)	(0.02)	(0.05)	(0.01)	-
Initial provision for acquired loans	0.34	-	0.17	-	-
Tax on initial provision for acquired loans	(0.09)	-	(0.04)	-	-
Effect of bargain purchase gain and loss on sale of fixed assets	-	-	-	-	-
Tax on bargain purchase gain and loss on sale of fixed assets	-	-	-	-	-
Effect of Treasury awards	-	-	-	-	(0.03)
BOLI income from death proceeds	-	-	-	-	(0.08)
Diluted earnings per share, operating	$0.86	$0.71	$0.85	$0.80	$0.72
	Year to Date
		2023		2022
Diluted earnings per share		$0.52		$0.81
Effect of acquisition and charter conversion charges		0.11		0.02
Tax on acquisition and charter conversion charges		(0.02)		-
Effect of bargain purchase gain and loss on sale of fixed assets		-		-
Tax on loss on sale of fixed assets		-		-
Effect of Treasury awards		-		(0.03)
Tax on Treasury awards		-
BOLI income from death proceeds		-		(0.08)
Effect on Contributions related to Treasury awards		-		-
Tax on Contributions related to Treasury awards		-		-
Initial provision for acquired loans		0.34		-
Tax on initial provision for acquired loans		(0.09)		-
Diluted earnings per share, operating		$0.86		$0.72
	Year to Date
		2023		2022
Net income available to common shareholders		$16,271		$16,829
Acquisition and charter conversion charges		3,793		408
Tax on acquisition and charter conversion charges		(960)		(103)
Bargain purchase gain and loss on sale of fixed assets		-		-
Tax on bargain purchase gain and loss on sale of fixed assets		-		-
Treasury awards		-		(702)
Tax on Treasury awards		-		178
BOLI income from death proceeds		-		(1,630)
Contributions related to Treasury awards		-		-
Tax on Contributions related to Treasury awards		-		-
Initial provision for acquired loans		10,727		-
Tax on initial provision for acquired loans		(2,714)		-
Net earnings available to common shareholders, operating		$27,117		$14,980

		Three Months Ended
Average Balance Sheet Data		Mar 31, 2023	Dec 31, 2022	Sept 30, 2022	June 30, 2022	Mar 31, 2022
Total average assets	A	$8,003,254	$6,446,521	$6,372,872	$6,112,241	$6,202,669
Total average earning assets	B	7,150,667	$5,799,075	$5,727,211	$5,573,163	$5,669,057

Common Equity	C	$868,995	$617,049	$630,744	$593,410	$666,561
Less intangible assets		330,092	208,684	205,871	184,555	185,639
Total Tangible common equity	D	$538,903	$408,365	$424,873	$408,855	$480,922

		Three Months Ended
Net Interest Income Fully Tax Equivalent		Mar 31, 2023	Dec 31, 2022	Sept 30, 2022	June 30, 2022	Mar 31, 2022
Net interest income	E	$64,926	$47,921	$49,148	$42,101	$38,639
Tax-exempt investment income		(2,948)	(2,939)	(2,875)	(2,780)	(2,422)
Taxable investment income		3,946	3,934	3,849	3,721	3,242
Net Interest Income Fully Tax Equivalent	F	$65,924	$48,916	$50,122	$43,042	$39,459

Annualized Net Interest Margin	E/B	3.63%	3.31%	3.43%	3.02%	2.73%
Annualized Net Interest Margin, Fully Tax Equivalent	F/B	3.69%	3.37%	3.50%	3.09%	2.78%

Total Interest Income, Fully Tax Equivalent
Total Interest Income	R	$80,338	$57,923	$53,874	$45,847	$42,741
Tax-exempt investment income		(2,948)	(2,939)	(2,875)	(2,780)	(2,422)
Taxable investment income		3,946	3,934	3,849	3,721	3,242
Total Interest Income, Fully Tax Equivalent	G	$81,336	$58,918	$54,848	$46,788	$43,561

Yield on Average Earning Assets	R/B	4.49%	4.00%	3.76%	3.29%	3.02%
Yield on Average Earning Assets, Fully Tax Equivalent	G/B	4.55%	4.06%	3.83%	3.36%	3.07%

Interest Income Investment Securities, Fully Tax Equivalent
Interest Income Investment Securities	S	$11,706	$11,251	$11,598	$11,152	$8,574
Tax-exempt investment income		(2,948)	(2,939)	(2,875)	(2,780)	(2,422)
Taxable investment Income		3,946	3,934	3,849	3,721	3,242
Interest Income Investment Securities, Fully Tax Equivalent	H	$12,704	$12,246	$12,572	$12,093	$9,394

Average Investment Securities	I	$2,028,341	$1,976,604	$2,091,234	$2,127,084	$1,897,303

Yield on Investment Securities	S/I	2.31%	2.28%	2.22%	2.10%	1.81%
Yield on Investment Securities, Fully Tax Equivalent	H/I	2.51%	2.48%	2.40%	2.27%	1.98%

		Three Months Ended
Core Net Interest Margin		Mar 31, 2023	Dec 31, 2022	Sept 30, 2022	June 30, 2022	Mar 31, 2022
Net interest income (FTE)		$65,924	$48,916	$50,122	$43,042	$39,459
Less purchase accounting adjustments		3,469	1,086	818	605	800
Net interest income, net of purchase accounting adj	J	$62,455	$47,830	$49,304	$42,437	$38,659

Total average earning assets		$7,150,667	$5,799,075	$5,727,211	$5,573,163	$5,669,057
Add average balance of loan valuation discount		42,945	10,928	2,681	3,085	3,836
Avg earning assets, excluding loan valuation discount	K	$7,193,612	$5,810,003	$5,729,892	$5,576,248	$5,672,893

Core net interest margin	J/K	3.47%	3.29%	3.44%	3.04%	2.73%

		Three Months Ended
Efficiency Ratio		Mar 31, 2023	Dec 31, 2022	Sept 30, 2022	June 30, 2022	Mar 31, 2022
Operating Expense
Total non-interest expense		$45,670	$35,040	$35,903	$30,955	$28,590
Pre-tax non-operating expenses		(3,793)	(1,190)	(3,641)	(1,337)	(408)
Adjusted Operating Expense	L	$41,877	$33,850	$32,262	$29,618	$28,182

Operating Revenue
Net interest income, FTE		$65,924	$48,916	$50,122	$43,042	$39,459
Total non-interest income		12,612	8,131	9,022	8,664	11,157
Pre-tax non-operating items		-	-	-	(336)	(2,331)
Adjusted Operating Revenue	M	$78,536	$57,047	$59,144	$51,370	$48,285

Efficiency Ratio, operating	L/M	53.32%	59.34%	54.55%	57.66%	58.37%

		Three Months Ended
Return Ratios		Mar 31, 2023	Dec 31, 2022	Sept 30, 2022	June 30, 2022	Mar 31, 2022
Net income available to common shareholders	N	$16,271	$16,295	$14,043	$15,753	$16,829
Acquisition and charter conversion charges		3,793	1,190	3,641	1,172	408
Tax on acquisition and charter conversion charges		(960)	(301)	(920)	(296)	(103)
Initial provision for acquired loans		10,727	-	3,855
Tax on initial provision for acquired loans		(2,714)	-	(976)
Bargain purchase gain and loss on sale of fixed assets		-	-	-	(165)	-
Tax on bargain purchase gain and loss on sale of fixed assets		-	-	-	41	-
Treasury awards		-	-	-	(171)	(702)
Tax on Treasury awards		-	-	-	43	178
Charitable contributions related to Treasury awards		-	-	-	165	-
Tax on charitable contributions related to Treasury awards		-	-	-	(42)	-
BOLI income from death proceeds		-	-	-	-	(1,630)
Net earnings available to common shareholders, operating	O	$27,117	$17,184	$19,643	$16,500	$14,980

		Three Months Ended
Pre-Tax Pre-Provision Operating Earnings		Mar 31, 2023	Dec 31, 2022	Sept 30, 2022	June 30, 2022	Mar 31, 2022
Earnings before income taxes	P	$20,868	$20,307	$17,967	$19,210	$21,206
Acquisition and charter conversion charges		3,793	1,190	3,641	1,172	408
Provision for loan losses		11,000	705	4,300	600	-
Bargain purchase gain and loss on sale of fixed assets		-	-	-	(165)	-
Treasury Awards		-	-	-	(171)	(702)
Charitable contributions related to Treasury awards		-	-	-	165	-
BOLI income from death proceeds		-	-	-	-	(1,630)
Pre-Tax, Pre-Provision Operating Earnings	Q	$35,661	$22,202	$25,908	$20,811	$19,282

Annualized return on avg assets	N/A	0.81%	1.01%	0.88%	1.03%	1.09%
Annualized return on avg assets, oper	O/A	1.36%	1.07%	1.23%	1.08%	0.97%
Annualized pre-tax, pre-provision, oper	Q/A	1.78%	1.38%	1.63%	1.36%	1.24%
Annualized return on avg common equity, oper	O/C	12.48%	11.14%	12.46%	11.12%	8.99%
Annualized return on avg tangible common equity, operating	O/D	20.13%	16.83%	18.49%	16.14%	12.46%

		Three Months Ended
Capital Ratios		Mar 31, 2023*	Dec 31, 2022	Sept 30, 2022	June 30, 2022	Mar 31, 2022
Common equity tier 1 (CET1) ratio		11.2%	12.7%	12.6%	12.7%	13.1%
Leverage (Tier 1) ratio		8.80%	9.4%	9.3%	8.6%	8.2%
Total risk based capital ratio		14.72%	16.7%	16.7%	17.3%	17.9%
Tangible common equity ratio		7.2%	6.9%	6.5%	6.4%	6.7%
*estimated

Contacts

M. Ray “Hoppy” Cole
Chief Executive Officer
Dee Dee Lowery
Chief Financial Officer
(601) 268-8998